Exhibit 99.1

InPlay Technologies Reports Financial Results for Third Quarter 2006

          PHOENIX, Nov. 13 /PRNewswire-FirstCall/ -- InPlay Technologies (Nasdaq: NPLA) today announced financial results for the third quarter ended September 30, 2006.

          Total revenue for the third quarter of 2006 was $3.09 million, up 21 percent from $2.55 million in the second quarter of 2006.  Third quarter 2006 revenue includes $2.89 million from FinePoint operations and $204,000 from Duraswitch operations, increases of 22 percent and 13 percent, respectively, compared with the immediately preceding quarter.  Net loss for the third quarter of 2006 was $257,000, or $0.02 per share, compared with net loss of $684,000, or $0.06 per share, for the second quarter of 2006.  The company believes that a sequential comparison is more meaningful to investors than a year-over-year comparison.

          Consolidated gross margin for the three-month period ended September 30, 2006 was 26 percent, consisting of 23 percent gross margin for FinePoint and 65 percent gross margin for Duraswitch.  Consolidated gross margin for the prior quarter ended June 30, 2006 was 14 percent, consisting of 11 percent gross margin for FinePoint and 59 percent gross margin for Duraswitch.  InPlay expects that gross profit will continue to fluctuate quarter to quarter.

          Bob Brilon, InPlay Technologies’ Chief Executive Officer, stated, “The third quarter revenue was exceptionally strong and marked our highest quarterly activity so far based on continued strong sequential growth within both of our divisions.  As anticipated, gross margins for our FinePoint operations improved from the previous quarter, resulting in a higher gross profit and lower net loss.”

          “At the beginning of the year our projections for FinePoint sales were between $5-10 million for fiscal 2006.  We have achieved $6.8 million in FinePoint revenue through the third quarter, putting us in position to reach the upper end of our goal.  Specifically, we anticipate fourth quarter revenue to be in the range of $1.5-2.5 million.  We expect actual results to be largely dependent on retail order patterns for our primary customer, subject to the widely reported industry-wide component constraints and possible inventory adjustments of non-Vista PC products during the fourth quarter,” concluded Mr. Brilon.

          Conference Call

          InPlay Technologies will host a conference call today at 5:00 p.m. Eastern Time.  To participate on the live call, analysts and investors should dial 800-366-3908 at least ten minutes prior to the call.  To participate on the live call from outside the U.S., dial 303-262-2137.  InPlay Technologies will also offer a live and archived webcast of the conference call, accessible from the “Investor” section of the company’s Web site (http://www.inplaytechnologies.com).  A telephonic replay of the conference call will also be available for 48 hours by dialing 800-405-2236 and entering passcode 11075591#.

          About InPlay Technologies

          InPlay Technologies markets and licenses proprietary emerging technologies through two divisions: FinePoint and Duraswitch.  FinePoint Innovations is a developer of pen computing products for tablet PCs and computer peripherals. FinePoint’s digital solution is the computing pen and digitizer for a major computer OEM’s award-winning line of convertible notebooks.  The company was founded to commercialize its internally developed Duraswitch electronic switch technologies and has executed license agreements with switch manufacturers and OEMs worldwide.  Today, Duraswitch patented technologies are in the controls of a wide range of commercial and industrial applications.  InPlay Technologies is focused on further commercialization of these technologies and leveraging its licensing model with additional, innovative technologies. Visit www.inplaytechnologies.com for more information.

          This news release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include statements regarding our expectations for gross margin for FinePoint operations, ability to achieve revenue targets from our customers, our estimations for revenue for fiscal 2006 and our beliefs regarding factors that affect our industry and the impact on our business.  Risks and uncertainties that could cause results to differ materially from those projected include changes in orders or timing from our OEM customers, general changes in demand in the personal computing industry, pricing pressures, component shortages or other unforeseen difficulties related to manufacturing our technologies and other uncertainties described from time to time in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on March 17, 2006.  These forward-looking statements represent our beliefs as of the date of this press release and we disclaim any intent or obligation to update these forward-looking statements.

INPLAY TECHNOLOGIES, INC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005

NET REVENUE:
FinePoint	$2,885,685	$574,384	$6,821,748	$574,384
Duraswitch:
Related party - Delphi	—	102,345	—	2,306,933
Non-related parties	203,631	142,443	536,713	381,048
Total net revenue	3,089,316	819,172	7,358,461	3,262,365
COST OF GOODS SOLD:
FinePoint	2,212,391	463,559	5,512,698	463,559
Duraswitch	71,758	73,224	207,606	182,078
Total cost of goods sold	2,284,149	536,783	5,720,304	645,637
Gross profit	805,167	282,389	1,638,157	2,616,728
OPERATING EXPENSES:
Selling, general and administrative	745,038	541,284	2,205,306	1,707,199
Research, development and commercial application engineering	340,878	168,838	978,056	404,608
Total operating expenses	1,085,916	710,122	3,183,362	2,111,807
INCOME (LOSS) FROM OPERATIONS	(280,749)	(427,733)	(1,545,205)	504,921
OTHER INCOME - Net	23,417	16,943	71,836	44,707
NET INCOME (LOSS)	$(257,332)	$(410,790)	$(1,473,369)	$549,628
NET INCOME (LOSS) PER COMMON SHARE
BASIC AND DILUTED	$(0.02)	$(0.04)	$(0.13)	$0.06
WEIGHTED AVERAGE SHARES OUTSTANDING,
BASIC	11,498,496	9,799,764	11,490,697	9,677,048
DILUTED	11,498,496	9,799,764	11,490,697	9,739,334

INPLAY TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2006	December 31, 2005

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,743,757	$4,022,734
Restricted short-term investment	400,000	400,000
Accounts receivable	998,802	1,460,169
Inventory	2,195,052	1,311,077
Prepaid expenses and other current assets	110,691	87,071
Total current assets	5,448,302	7,281,051
PROPERTY AND EQUIPMENT - Net	591,070	557,145
GOODWILL	1,321,240	1,321,240
PATENTS - Net	1,337,845	1,389,153
OTHER ASSETS	19,299	19,299
TOTAL ASSETS	$8,717,756	$10,567,888
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,380,336	$1,496,780
Accrued salaries and benefits	326,955	510,794
Other accrued expenses and other current liabilities	672,741	539,786
Deferred revenue - other	25,526	82,879
Current portion notes payable and capital leases	2,600	165,914
Total current liabilities	2,408,158	2,796,153
LONG-TERM LIABILITIES:
Other non-current liabilities	4,499	11,465
Total liabilities	2,412,657	2,807,618
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, no par value, 10,000,000 shares authorized, no shares issued and outstanding in 2006 and 2005	—	—
Common stock, $.001 par value, 40,000,000 shares authorized in 2006 and 2005, 11,500,591 and 11,481,512 shares issued and outstanding in 2006 and 2005, respectively	11,500	11,482
Additional paid-in capital	31,391,472	31,373,292
Accumulated deficit	(25,097,873)	(23,624,504)
Total stockholders’ equity	6,305,099	7,760,270
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,717,756	$10,567,888

SOURCE  InPlay Technologies, Inc.
          -0-                                        11/13/2006
          /CONTACT:  Heather Beshears, Vice President, Corporate Communications, InPlay Technologies, Inc., +1-480-586-3357, Heather@InPlayTechnologies.com/
          /Web site:  http://www.inplaytechnologies.com /